Exhibit 99.1

Pixelworks Reports Third Quarter 2017 Financial Results

Revenue from Digital Projection Increases 39% Year-on-Year

SAN JOSE, Calif., November 7, 2017 - Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of power efficient visual processing solutions, today announced financial results for the third quarter ended September 30, 2017.

Third Quarter and Recent Highlights

•	Revenue of $18.8 million, included $2 million contribution from ViXS Systems

•	Initiated sampling of 4th generation Iris processor to targeted mobile OEMs

•	Streamlined organization expected to generate $4.0 million in annualized cost synergies beginning in the fourth quarter of 2017

For the third quarter 2017, revenue was $18.8 million, which included $2.0 million of revenue contribution from the ViXS video delivery business acquired in August. Revenue in the Company’s core digital projection business grew 39% year-on-year in the third quarter of 2017. Revenue in the second quarter of 2017 was $20.7 million, which included $5.1 million of end-of-life (EOL) product revenue, and revenue was $13.7 million in the third quarter of 2016.

On a GAAP basis, gross profit margin in the third quarter of 2017 was 48.0%, compared to 54.1% in the second quarter of 2017 and 48.0% in the third quarter of 2016. Third quarter 2017 GAAP operating expenses were $13.4 million, compared to $9.2 million in the previous quarter and $7.5 million in the third quarter of 2016.

For the third quarter of 2017, GAAP net loss was $4.7 million, or ($0.14) per share, compared to GAAP net income of $1.3 million, or $0.04 per diluted share, in the second quarter of 2017 and GAAP net loss of $1.2 million, or ($0.04) per share, in the third quarter of 2016.

On a non-GAAP basis, third quarter 2017 gross profit margin was 54.9%, compared to 54.4% in the second quarter of 2017 and 48.6% in the third quarter of 2016. Third quarter 2017 operating expenses on a non-GAAP basis were $8.9 million, compared to $7.6 million in the previous quarter and $6.8 million in the third quarter of 2016.

For the third quarter of 2017, the Company recorded non-GAAP net income of $976,000, or $0.03 per diluted share, compared to non-GAAP net income of $3.2 million, or $0.10 per diluted share, in the second quarter of 2017 and a non-GAAP net loss of $438,000, or ($0.02) per share, in the third quarter of 2016. Adjusted EBITDA in the third quarter of 2017 was a positive $2.3 million, compared to a positive $4.7 million in the previous quarter and a positive $670,000 in the third quarter of 2016.

President and CEO of Pixelworks, Todd DeBonis, commented, “Third quarter revenue was at the high-end of guidance, as we continued to achieve strong year-over-year growth in our core digital projection business. Combined with our ongoing diligent management of expenses, third quarter operating results exceeded our guidance range. During the quarter, we also realized the first revenue contribution from our acquisition of ViXS. Additionally, we took actions to further streamline the entire organization following our acquisition to eliminate redundant and non-strategic expenses, resulting in significant annualized savings. In the mobile market, we continued to ship Iris to our lead mobile customer and began sampling our fourth generation mobile display processor to key OEMs.

“The market continues to move in the direction of Pixelworks’ technology and offerings, as demand accelerates for enhanced picture quality, video-centric solutions, such as HDR. This favorable landscape has become readily apparent as part of our recent customer engagements for both the third and fourth generation of Iris, which we expect to ramp into meaningful volume production in mid-2018 in support of multiple new mobile OEM customers. In addition, we continue to expect the ViXS integration process to be completed by year-end, positioning the acquisition to be accretive in 2018 while also providing Pixelworks with significant revenue and operational synergies. We anticipate the adoption and ramp of both our mobile and OTA offerings will drive continued top-line growth and increased profitability.”

Business Outlook
Pixelworks’ expects revenue to be between $17.5 million and $18.5 million for the fourth quarter of 2017. Additional guidance will be provided as part of the earnings conference call.

Conference Call Information
Pixelworks will host a conference call today, November 7, at 2:00 p.m. Pacific Time, which can be accessed by calling 877-359-9508 and using passcode 1594592. A Web broadcast of the call can be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for approximately 30 days. A replay of the conference call will also be available through Tuesday, November 14, 2017, and can be accessed by calling 855-859-2056 and using passcode 1594592.

About Pixelworks, Inc.
Pixelworks creates, develops and markets high efficiency visual display processing and advanced video delivery solutions for the highest quality display and streaming applications. The Company enables worldwide manufacturers to provide leading edge consumer electronics and professional displays, as well as video delivery and streaming solutions. The company is headquartered in San Jose, CA.

For more information, please visit the Company’s Web site at www.pixelworks.com.

Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.

Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share, which exclude amortization of deferred revenue fair value adjustment, inventory step-up and backlog amortization, amortization of acquired intangible assets, acquisition and integration related costs, stock-based compensation expense, restructuring expenses, fair value adjustment on convertible debt conversion option, and discount accretion on convertible debt fair value, which are all required under GAAP as well as the tax effect of the non-GAAP adjustments. The press release also makes reference to and reconciles GAAP net income (loss) and adjusted EBITDA, which Pixelworks defines as GAAP net income (loss) before interest expense and other, net, income tax provision, depreciation and amortization, as well as the specific items listed above.

Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period to period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures to better assess the performance of Pixelworks’ continuing businesses and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and more complete information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period to period basis.

In calculating the above non-GAAP results, management specifically adjusted for certain items related to the acquisition of ViXS Systems, Inc., including amortization of acquired intangible assets, amortization of inventory step up and deferred revenue both related to fair valuing the items, acquisition and integration related costs such as accounting and legal fees and CEO severance, restructuring expenses related to a reduction in workforce, accretion on convertible debt of ViXS and fair value adjustments on embedded derivative features of such convertible debt. Management considers these items as either limited in term or having no impact on Pixelworks’ cash flows, and therefore has excluded such items to better facilitate a review of current operating performance and comparisons to our past operating performance.

Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Pixelworks' website.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements by Mr. DeBonis related to the acquisition of ViXS including expected synergies, the integration process and timing, and that the ViXS transaction will be accretive in 2018, as well as statements about the Company’s digital projection, mobile and OTA businesses, including market movement and demand, customer engagements, ramp of volume production and shipments, the business outlook for the remainder of 2017 and 2018, including revenue growth and profitability. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: whether the Company will be able to implement the restructuring program as planned, whether the expected amount of the costs associated with the restructuring program will differ from or exceed the Company's estimates and whether the Company will be able to realize the full amount of estimated savings from the restructuring program or within the timeframe expected; our ability to execute on our strategy, including the integration of ViXS; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanded markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources and our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2016 as well as subsequent SEC filings.
The forward-looking statements contained in this release speak as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow -

PIXELWORKS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
Revenue, net (1)	$18,758	$20,721	$13,656	$62,189	$37,403
Cost of revenue (2)	9,747	9,520	7,099	29,585	20,839
Gross profit	9,011	11,201	6,557	32,604	16,564
Operating expenses:
Research and development (3)	5,325	4,501	4,442	14,732	14,621
Selling, general and administrative (4)	6,583	4,660	3,072	15,382	10,117
Restructuring	1,481	—	3	1,481	2,608
Total operating expenses	13,389	9,161	7,517	31,595	27,346
Income (loss) from operations	(4,378)	2,040	(960)	1,009	(10,782)
Interest expense and other, net (5)	(528)	(107)	(99)	(728)	(305)
Income (loss) before income taxes	(4,906)	1,933	(1,059)	281	(11,087)
Provision for income taxes	(200)	669	183	902	357
Net income (loss)	$(4,706)	$1,264	$(1,242)	$(621)	$(11,444)
Net income (loss) per share:
Basic	$(0.14)	$0.04	$(0.04)	$(0.02)	$(0.41)
Diluted	$(0.14)	$0.04	$(0.04)	$(0.02)	$(0.41)
Weighted average shares outstanding:
Basic	32,552	29,766	28,313	30,545	28,139
Diluted	32,552	31,974	28,313	30,545	28,139
——————
(1) Includes amortization of deferred revenue fair value adjustment	$25	$—	$—	$25	$—
(2) Includes:
Inventory step-up and backlog amortization	1,016	—	—	1,016	—
Amortization of acquired intangible assets	199	—	—	199	—
Stock-based compensation	57	69	49	179	139
Restructuring	—	—	27	—	1,777
(3) Includes stock-based compensation	445	362	401	1,121	1,222
(4) Includes:
Acquisition and integration	1,611	730	—	2,505	—
Stock-based compensation	855	519	334	1,796	495
Amortization of acquired intangible assets	67	—	—	67	—
(5) Includes:
Fair value adjustment on convertible debt conversion option	122	—	—	122	—
Discount accretion on convertible debt fair value	72	—	—	72	—

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands, except per share data) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$9,011	$11,201	$6,557	$32,604	$16,564
Inventory step-up and backlog amortization	1,016	—	—	1,016	—
Amortization of acquired intangible assets	199	—	—	199	—
Stock-based compensation	57	69	49	179	139
Amortization of deferred revenue fair value adjustment	25	—	—	25	—
Restructuring	—	—	27	—	1,777
Total reconciling items included in gross profit	1,297	69	76	1,419	1,916
Non-GAAP gross profit	$10,308	$11,270	$6,633	$34,023	$18,480
Non-GAAP gross profit margin	54.9%	54.4%	48.6%	54.7%	49.4%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$13,389	$9,161	$7,517	$31,595	$27,346
Reconciling item included in research and development:
Stock-based compensation	445	362	401	1,121	1,222
Reconciling items included in selling, general and administrative:
Acquisition and integration	1,611	730	—	2,505	—
Stock-based compensation	855	519	334	1,796	495
Amortization of acquired intangible assets	67	—	—	67	—
Restructuring	1,481	—	3	1,481	2,608
Total reconciling items included in operating expenses	4,459	1,611	738	6,970	4,325
Non-GAAP operating expenses	$8,930	$7,550	$6,779	$24,625	$23,021
Reconciliation of GAAP and non-GAAP net income (loss)
GAAP net income (loss)	$(4,706)	$1,264	$(1,242)	$(621)	$(11,444)
Reconciling items included in gross profit	1,297	69	76	1,419	1,916
Reconciling items included in operating expenses	4,459	1,611	738	6,970	4,325
Reconciling items included in interest expense and other, net	194	—	—	194	—
Tax effect of non-GAAP adjustments	(268)	270	(10)	157	(8)
Non-GAAP net income (loss)	$976	$3,214	$(438)	$8,119	$(5,211)
Non-GAAP net income (loss) per share:
Basic	$0.03	$0.11	$(0.02)	$0.27	$(0.19)
Diluted	$0.03	$0.10	$(0.02)	$0.25	$(0.19)
Non-GAAP weighted average shares outstanding:
Basic	32,552	29,766	28,313	30,545	28,139
Diluted	34,656	31,974	28,313	32,632	28,139

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
Reconciliation of GAAP net income (loss) and adjusted EBITDA
GAAP net income (loss)	$(4,706)	$1,264	$(1,242)	$(621)	$(11,444)
Acquisition and integration	1,611	730	—	2,505	—
Restructuring	1,481	—	30	1,481	4,385
Stock-based compensation	1,357	950	784	3,096	1,856
Inventory step-up and backlog amortization	1,016	—	—	1,016	—
Amortization of acquired intangible assets	266	—	—	266	—
Fair value adjustment on convertible debt conversion option	122	—	—	122	—
Discount accretion on convertible debt fair value	72	—	—	72	—
Amortization of deferred revenue fair value adjustment	25	—	—	25	—
Tax effect of non-GAAP adjustments	(268)	270	(10)	157	(8)
Non-GAAP net income (loss)	$976	$3,214	$(438)	$8,119	$(5,211)
EBITDA adjustments:
Depreciation and amortization	$900	$975	$816	$2,714	$2,638
Non-GAAP Interest expense and other, net	334	107	99	534	305
Non-GAAP provision for income taxes	68	399	193	745	365
Adjusted EBITDA	$2,278	$4,695	$670	$12,112	$(1,903)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$26,329	$19,622
Accounts receivable, net	5,084	3,118
Inventories	5,058	2,803
Prepaid expenses and other current assets	2,191	736
Total current assets	38,662	26,279
Property and equipment, net	6,271	3,793
Other assets, net	1,111	785
Acquired intangible assets, net	6,414	—
Goodwill	18,021	—
Total assets	$70,479	$30,857
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,611	$1,734
Accrued liabilities and current portion of long-term liabilities	16,199	7,860
Current portion of income taxes payable	763	140
Total current liabilities	19,573	9,734
Long-term liabilities, net of current portion	2,227	194
Convertible debt	5,761	—
Income taxes payable, net of current portion	2,223	1,880
Total liabilities	29,784	11,808
Shareholders’ equity	40,695	19,049
Total liabilities and shareholders’ equity	$70,479	$30,857

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Steven Moore
P: +1-408-200-9221
E: smoore@pixelworks.com